                                  EXHIBIT 23.2

[LOGO] KPMG

                  KPMG LLP                     Telephone  212 758 9700
                  757 Third Avenue             Fax        212 672 3001
                  New York, NY  10017          Internet   www.us.kpmg.com




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors
Brooklyn Federal Savings Bank


We consent to the use in (i) the Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission and (ii) the combined Form MHC-1/MHC-2 to be filed with Office of Thrift Supervision, of our report dated January 28, 2005 relating to the consolidated statements of financial condition of Brooklyn Federal Savings Bank and Subsidiaries as of September 30, 2004 and 2003, and the related consolidated statements of income, changes in retained earnings, and cash flows for each of the years in the three-year period ended September 30, 2004. We further consent to the filing of our opinion regarding the New York State income tax consequences of the proposed transaction as an exhibit to the Form S-1 and the combined Form MHC-1/MHC-2.

We consent to the references to our firm under the headings "THE REORGANIZATION AND THE STOCK OFFERING - Tax Effects of the Reorganization", "LEGAL AND TAX MATTERS", AND "EXPERTS" in the prospectus.


                                                       KMPG LLP


New York, New York
January 31, 2005